                                                               EXHIBIT 3(a)(iii)

                              ARTICLES OF MERGER

                                      of

                             ST ACQUISITION CORP.,
                              a Texas corporation

                                 with and into

                            TNP ENTERPRISES, INC.,
                              a Texas corporation


     Pursuant to Article 5.04 of the Texas Business Corporation Act, ST Acquisition Corp., a Texas corporation ("ST Acquisition"), and TNP Enterprises, Inc., a Texas corporation ("TNP Enterprises"), adopt the following Articles of
Merger:

     FIRST:    The name of each corporation that is a party to the plan of merger (the "Merger"), and the state under whose laws each corporation is incorporated are:

     Name                                State
     ----                                -----
     ST Acquisition Corp.                Texas
     TNP Enterprises, Inc.               Texas

     SECOND:   TNP Enterprises shall be the surviving corporation of the Merger.

     THIRD:    An Agreement and Plan of Merger has been approved by ST
Acquisition and TNP Enterprises in the manner prescribed by their constituent documents and the provisions of Article 5.03 of the Texas Business Corporation Act.

     FOURTH:   The Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of ST Acquisition as in effect immediately prior to the Merger, except that the Articles of Incorporation of ST Acquisition will be amended to change the name of the corporation as it appears therein from
"ST Acquisition Corp." to "TNP Enterprises, Inc."   By way of clarification, the
surviving corporation will retain the name "TNP Enterprises, Inc." but will change its Articles of Incorporation to those of ST Acquisition in effect immediately prior to the Merger.

     FIFTH:    An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of TNP Enterprises, the surviving corporation. The address of the principal place of business of TNP Enterprises is 4100 International Plaza, Fort Worth, Texas 76109.

     SIXTH:    A copy of the Agreement and Plan of Merger will be furnished by
TNP Enterprises, the surviving corporation, on written request and without cost to any shareholder of ST Acquisition and TNP Enterprises, and to any creditor or obligee of ST Acquisition and TNP Enterprises at the time of the Merger if such obligation is then outstanding.

F-Articles of Merger     Page 1
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     SEVENTH:  TNP Enterprises, the surviving corporation, will be responsible for, and obligated to pay, all applicable Texas franchise taxes and related fees of ST Acquisition, if the same are not timely paid.

     EIGHTH:   For each corporation that is a party to the Merger, the number of shares outstanding and entitled to vote on the Merger, and the number of shares which voted for and against the Merger are as follows:

                                       ST Acquisition
                                       --------------

Number and Type of Shares Outstanding            100 shares common stock, no par value
                                                 100,000 shares of Series A Preferred Stock, no par value

Number and Type of Shares Entitled to Vote       100 shares common stock, no par value
                                                 100,000 shares of Series A Preferred Stock, no par value

Number of Shares which Voted For the Merger      100 shares common stock, no par value
                                                 100,000 shares of Series A Preferred Stock, no par value

Number of Shares which Voted Against the Merger  0 shares common stock, no par value
                                                 0 shares of Series A Preferred Stock, no par value

                                       TNP Enterprises
                                       ---------------

Number and Type of Shares Outstanding            13,415,566 shares common stock, no par value
Number and Type of Shares Entitled to Vote       13,415,566 shares common stock, no par value

Number of Shares which Voted For the Merger      10,893,305 shares common stock, no par value
Number of Shares which Voted Against the Merger  107,777 shares common stock, no par value

     NINTH:    The Merger shall become effective upon the filing of these
Articles of Merger with the Texas Secretary of State.

                                   * * * * *


                  Remainder of Page Intentionally Left Blank.
                           Signature Page(s) Follow.

F-Articles of Merger     Page 2
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     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger, in one or more counterparts, as of the 7th day of April, 2000.

                              ST ACQUISITION CORP.,
                              a Texas corporation


                              By:        /s/ William J. Catacosinos
                                  -------------------------------------------
                                  William J. Catacosinos, Chairman, President
                                  and Chief Executive Officer


                              TNP ENTERPRISES, INC.,
                              a Texas corporation


                              By:        /s/ Kevern R. Joyce
                                  --------------------------------------------
                                  Kevern R. Joyce, Chairman, President and
                                  Chief Executive Officer

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